Exhibit 99.1

RELATED AGREEMENT

This Related Agreement, dated as of September 22, 2008 (this “Agreement”), is made by and among LLOYDS TSB BANK PLC, a public limited company organized under the laws of England and Wales (“Lloyds”), AGILENT TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (“Agilent”), and AGILENT TECHNOLOGIES WORLD TRADE, INC., a corporation organized under the laws of the State of Delaware (“World Trade”).

RECITALS

WHEREAS, STEERS Repo Pass-Thru Trust, 2008-1 (“Trust”) and World Trade are parties to that certain Master Repurchase Agreement, and the Confirmation and Annex I related thereto, in each case, dated as of March 17, 2008 (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Prior Repo Agreement”);

WHEREAS, in connection with the Prior Repo Agreement, Agilent issued that certain Third Amended and Restated Guaranty of Agilent Technologies, Inc., dated as of March 17, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Prior Agilent Guaranty”), whereby Agilent agreed to guarantee the obligations of World Trade under the Prior Repo Agreement;

WHEREAS, Lloyds wishes to accept the transfer by novation of all of Trust’s rights, duties and obligations under the Prior Repo Agreement and the Prior Agilent Guaranty pursuant to that certain Novation Agreement to be entered into among Trust, Lloyds and World Trade on the Lloyds Funding Date (as defined below) (such agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Repo Novation Agreement”);

WHEREAS, pursuant to the terms of the Repo Novation Agreement, Lloyds and World Trade will enter into a new Master Repurchase Agreement and the Confirmation and Annex I related thereto, in each case, dated as of the Lloyds Funding Date (such master repurchase agreement, confirmation and annex, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, being collectively referred to as the “Repo Agreement”);

WHEREAS, in connection with the Repo Novation Agreement and the Repo Agreement, Agilent will issue that certain Guaranty of Agilent Technologies, Inc., dated as of the Lloyds Funding Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agilent Guaranty”), whereby Agilent will agree to guarantee the obligations of World Trade under the Repo Agreement (the rights and obligations of the Buyer under the Agilent Guaranty, together with the rights and obligations of the Buyer under the Repo Agreement, being referred to herein collectively as the “Repo Rights and Obligations”);

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Repo Agreement, the Certificate of Designations (as defined below) and/or the Agilent Agreement, in each case in the form attached hereto or, from and after the Lloyds Funding Date, in the form delivered on the Lloyds Funding Date or as amended thereafter (as applicable).  As used herein, “Related Agreement Rights and Obligations” means the rights and obligations under this Agreement of Lloyds or any subsequent transferee of such rights and obligations.

2.             Accelerated Repurchase Date.  Agilent and World Trade agree that neither of them shall designate a Partial Accelerated Repurchase Date or an Accelerated Repurchase Date, nor otherwise voluntarily cause a Repurchase Date to occur prior to January 27, 2011 unless otherwise consented to by Lloyds (or any relevant transferee of the Repo Rights and Obligations) in its sole discretion.

3.             Assignment of the Buyer’s Repo Rights and Obligations.  Agilent and World Trade jointly and severally agree that World Trade shall not (a) withhold consent to the assignment by the Buyer of any or all of the Buyer’s Repo Rights and Obligations and/or Related Agreement Rights and Obligations to any of Lloyds’s affiliates, provided that the affiliate at the time of any such assignment or transfer would not be required to withhold amounts on account of any withholding tax or other taxes (excluding for these purposes United States “backup withholding” or any tax that would not be imposed but for Seller’s providing appropriate forms relating to its identity, nationality, place of residence or similar information collectively, “Excluded Taxes”) from any payments that it is required to make to Seller pursuant to this Agreement or the Repo Agreement, or (b) unreasonably withhold consent to the assignment by the Buyer of any or all of the Buyer’s Repo Rights and Obligations and/or Related Agreement Rights and Obligations to any transferee selected by Lloyds (it being understood that the Seller may withhold its consent to any such assignment if the proposed transferee would be required to withhold amounts on account of any withholding tax or other taxes (other than Excluded Taxes) from any payments that it is required to make to Seller under this Agreement or the Repo Agreement in excess of such amounts that Buyer would be required to withhold at the time the assignment or transfer would occur); provided, however, that Lloyds shall neither cause nor permit the Repo Rights and Obligations or Related Agreement Rights and Obligations to be assigned or syndicated to more than five transferees and, provided, further, if any assignment, syndication or other transfer of any or all of the Buyer’s Repo Rights and Obligations and/or Related Agreement Rights and Obligations results in World Trade or Agilent being obligated to withhold amounts in respect of U.S. withholding tax from any payment, including the Related Amount, to any transferee (including any affiliate) of Lloyds (after taking into account any tax forms or certifications provided to World Trade or Agilent by such transferee), then World Trade shall have no obligation to gross-up or otherwise compensate such transferee in respect of such U.S. withholding tax; provided, further, that the transferee shall make any payments it is required to make to the Seller pursuant to this Agreement or the Repo Agreement free and clear and without deduction on account of any withholding tax or other taxes (other than Excluded Taxes); and provided, further, that in the event the transferee has obtained and furnished to Seller an opinion of nationally recognized tax counsel in the relevant jurisdiction to the effect that, as a result of a change in law occurring after the date on which the transfer or assignment to such transferee occurred, such transferee is required to deduct amounts on account of withholding tax or other taxes from such payments, the expense of which opinion to be divided equally between Buyer and Seller, then such transferee may deduct and pay to the relevant governmental authority any such taxes (without any obligation to pay any additional amounts in respect thereof).

4.             Indemnification; Contribution.  Agilent and World Trade jointly and severally agree to indemnify and hold harmless Lloyds and its affiliates, directors, officers, employees, agents and controlling persons (Lloyds and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party becomes subject under any applicable law, or otherwise related to or arising out of or in connection with (a) any transaction contemplated by this Agreement, or (b) any statement which shall have been false or incorrect in any material respect when made or deemed made in any information or documents furnished or made available by World Trade or Agilent or any of their affiliates in connection with the transactions contemplated pursuant to this Agreement; provided, that neither Agilent nor World Trade shall be liable under this Section 4 for any losses, claims, damages or liabilities to the extent related to or arising out of or in connection with (1) any breach by Agilent or World Trade of (x) any representation or warranty set forth in Section 2.10 of the Agilent Agreement or (y) any covenant set forth in Section 3.15 of the Agilent Agreement or (2) except for obligations of World Trade that are expressly set forth in a Novation Agreement dated on or after the Lloyds Funding Date, any assignment or other transfer (x) by the Trust or Merrill Lynch Capital Services, Inc. (“Merrill Lynch”) to Lloyds of all or any of the Trust’s or Merrill Lynch’s, as applicable, rights and/or obligations under the Prior Repo Agreement and the Prior Agilent Guaranty or (y) by Lloyds or any transferee under this Agreement or the Repo Agreement of all or any of the Repo Rights and Obligations and/or Related Agreement Rights and Obligations, in each case of clause (1) and (2) without limiting the other liabilities of Agilent or World Trade hereunder or under any of the other Operative Documents.  In no event shall Agilent or World Trade be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  Agilent and World Trade jointly and severally agree to promptly reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising from any of the matters referred to in the preceding sentence, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of World Trade or Agilent whether or not resulting in any liability.  Neither Agilent nor World Trade shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, Agilent and World Trade jointly or severally agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  Agilent and World Trade further jointly and severally agree not to assert any claim against any Indemnified Party for consequential, punitive or exemplary damages on any theory of liability in connection with the transactions described in or contemplated by this Agreement.  Neither Agilent nor World Trade shall be liable to an Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is finally determined by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s bad faith, gross negligence or willful misconduct.

Agilent and World Trade jointly and severally agree that, without Lloyds’s prior written consent, neither World Trade nor Agilent nor any of their affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification has been or could be sought under the indemnification provisions of this Agreement (whether or not Lloyds or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent (a) includes an unconditional written release, in form and substance satisfactory to Lloyds and each Indemnified Party, from all liability arising out of such claim, action or proceeding and (b) does not include any statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any Indemnified Party.

In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against Agilent or any of its subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, World Trade and Agilent agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and expenses of its legal counsel.

5.             Agilent/World Trade Payment Obligation.  (a) From the Lloyds Funding Date until the Final Date, Agilent and World Trade jointly and severally agree to pay the Related Amount (as defined below) to Lloyds or to an affiliate of Lloyds (or other permitted transferee) to which the Related Agreement Rights and Obligations have been assigned in accordance with Sections 3 and 8 hereof, in addition to any other amounts payable under the Repo Agreement, on each Related Amount Payment Date (as defined below) in accordance with payment instructions supplied by Lloyds.  Prior to the last day of each Calculation Period (as defined below), Lloyds shall notify Agilent and World Trade of the amount payable on the relevant Related Amount Payment Date (as defined below) and the related payment instructions (the date on which Lloyds provides such notice, the “Payment Amount Notice Date”).

“Related Amount Payment Date” shall mean each March 14, June 14, September 14 and December 14, commencing on December 14, 2008 and ending on and including the Final Date, or if such date is not a Business Day, the immediately succeeding Business Day; provided that if the related Payment Amount Notice Date has not occurred on or prior to the second Business Day prior to any such date, then the corresponding Related Amount Payment Date shall be the second Business Day following such Payment Amount Notice Date.

“Related Amount” shall mean, in respect of each Related Amount Payment Date and the Calculation Period ending on the Period End Date constituting such Related Amount Payment Date, an amount determined by Lloyds equal to the excess, if any, of (i) an amount equal to (x) the outstanding Purchase Price (as defined in the Repo Agreement), multiplied by (y) the Base Rate plus 175 basis points, multiplied by (z) the Day Count Fraction over (ii) the Price Differential in respect of such Calculation Period.

“Base Rate” shall mean, (i) LIBOR1 with respect to the Calculation Period commencing on November 17, 2008; (ii) LIBOR2 with respect to the Calculation Period commencing on December 14, 2010 and (iii) LIBOR with respect to any other Calculation Period.

“Calculation Period” shall mean each period from and including one Period End Date to but excluding the next following applicable Period End Date, except that (a) the initial Calculation Period will commence on and include the Lloyds Funding Date and end on but exclude the earlier of (x) the next following applicable Period End Date and (y) the Final Date and (b) the final Calculation Period will end on and exclude the Final Date.

“Day Count Fraction” shall mean the actual number of days in the relevant Calculation Period divided by 360.

“Final Date” shall mean the earliest date on which occurs either (i) payment in full by World Trade in satisfaction of all amounts due to Lloyds under the Repo Agreement and Section 5 of this Agreement, (ii) final receipt by Lloyds of proceeds in connection with a redemption of the Purchased Securities, or (iii) final receipt by Lloyds of proceeds due to it in connection with its transfer of all of its rights and obligations under the Repo Agreement to a third party (other than any affiliate of Lloyds) in accordance with the Repo Agreement.

“Period End Date” shall mean each March 14, June 14, September 14 and December 14.

“LIBOR1” shall mean (a) the rate (expressed as a percentage per annum) for deposits in United States dollars for a period from November 17, 2008 to December 14, 2008, such rate determined through the use of straight-line interpolation by reference to the rates for the two week period and one month period that appear on Bloomberg Screen “BBAM1<GO>“ as of 11:00 a.m., London time, on the second London Banking Day preceding November 17, 2008 (the “LIBOR1 Reset Date”); or

(b)           if Bloomberg Screen “BBAM1<GO>“ does not include such rates or is unavailable on the LIBOR1 Reset Date, such rate will be determined through the use of the straight-line interpolation procedure set forth in clause (a) above by reference to the rates for the two week period and one month period that appear on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR1 Reset Date; or

(c)           if Reuters Screen LIBO Page does not include such rates or is unavailable on the LIBOR1 Reset Date, a financial institution mutually agreed upon between the parties from time to time, shall request the principal London office of each of four major banks in the London interbank market, as selected by such financial institution, to provide such banks’ offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR1 Reset Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for the period from November 17, 2008 to December 14, 2008.  If at least two such offered quotations are so provided, LIBOR1 shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, such financial institution shall request each of three major banks in New York City, as selected by such financial institution, to provide such banks’ rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR1 Reset Date, for loans in a Representative Amount in United States dollars to leading European banks for the period from November 17, 2008 to December 14, 2008.  If at least two such rates are so provided, LIBOR1 shall be the arithmetic mean of such rates.  If fewer than two such rates are so provided, then LIBOR1 shall be LIBOR1 in effect with respect to the immediately preceding period ending on November 17, 2008 the length of which equals the length of the initial Calculation Period.

“LIBOR2” shall mean (a) the rate (expressed as a percentage per annum) for deposits in United States dollars for the period from December 14, 2010 to January 27, 2011, such rate determined through the use of straight-line interpolation by reference to the rates for the one month period and two month period that appear on Bloomberg Screen “BBAM1<GO>“ as of 11:00 a.m., London time, on the second London Banking Day preceding December 14, 2010 (the “LIBOR2 Reset Date”); or

(b)           if Bloomberg Screen “BBAM1<GO>” does not include such a rate or is unavailable on the LIBOR2 Reset Date, such rate will be determined through the use of the straight-line interpolation procedure set forth in clause (a) above by reference to the rates for the one month period and two month period that appear on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the LIBOR2 Reset Date; or

(c)           if Reuters Screen LIBO Page does not include such rate or is unavailable on the LIBOR2 Reset Date, a financial institution mutually agreed upon between the parties from time to time, shall request the principal London office of each of four major banks in the London interbank market, as selected by such financial institution, to provide such banks’ offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR2 Reset Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for the period from December 14, 2010 to January 27, 2011.  If at least two such offered quotations are so provided, LIBOR2 shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, such financial institution shall request each of three major banks in New York City, as selected by such financial institution, to provide such banks’ rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR2 Reset Date, for loans in a Representative Amount in United States dollars to leading European banks for the period from December 14, 2008 to January 27, 2011.  If at least two such rates are so provided, LIBOR2 shall be the arithmetic mean of such rates.  If fewer than two such rates are so provided, then LIBOR2 shall be LIBOR2 in effect with respect to the immediately preceding period ending on December 14, 2010 the length of which equals the length of the final Calculation Period.

“LIBOR” with respect to any Calculation Period shall have the meaning assigned to such term in the Repo Agreement (for a Stated Price Differential Period coinciding with such Calculation Period).

“Representative Amount” shall mean a principal amount of not less than USD 1 million for a single transaction in the relevant market at the relevant time.

(b)           As a condition of executing this Agreement, Buyer will deliver or cause to be delivered to Seller on or before the date it becomes a party to this Agreement a correct, complete and duly executed Internal Revenue Service Form W-8BEN certifying that the Buyer is entitled to a zero rate of U.S. withholding tax under an applicable income tax treaty or a duly executed Internal Revenue Service Form W-8ECI certifying that Buyer is not subject to U.S. withholding tax on payments made pursuant to this Agreement.  Within 20 days of the earlier of the date on which Buyer has knowledge of, and the date on which Seller requests in writing such form after the occurrence of obsolescence or invalidity of any Form W-8BEN or W-8ECI previously delivered by Buyer, Buyer will deliver to Seller a correct, complete and duly executed Form W-8BEN or W-8ECI, as the case may be, or any successor forms.

(c)           Any unpaid amounts owing pursuant to this Section 5 shall accrue interest at the Default Rate (as defined below) from the applicable due dates.  For the avoidance of doubt, failure to make any payment required to be paid pursuant to this Section 5 on the applicable due date shall constitute a “Material Affiliate Event” within the meaning of the Third Amended and Restated Certification of Designations in respect of the Purchased Securities dated as of the Lloyds Funding Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Certificate of Designations”) if such failure is not remedied during the period specified in clause (xi) of the definition of “Material Affiliate Event” set forth in the Certificate of Designations.  “Default Rate” means LIBOR plus 175 basis points.  For purposes of determining the Default Rate, clause (b) of the definition of “Calculation Period” shall be disregarded.

6.             Terms of Novation; Conditions to Lloyds’ Obligations.  (a) Lloyds agrees, subject to the terms and conditions hereinafter set forth, that on or prior to November 17, 2008 (i) it shall accept the transfer by novation of all of the Trust’s rights and obligations under the Prior Repo Agreement and the Prior Agilent Guaranty and the transfer by the Trust of the Purchased Securities, (ii) in connection with such novation and transfer the Repurchase Date shall be amended to be January 27, 2011 and (iii) Lloyds shall pay the amount of USD1,500,000,000 (“Novation Consideration”) to the Trust or the Trust’s designee in consideration of such novation and transfer.

(b)           The obligations of Lloyds pursuant to Section 6(a) of this Agreement are subject to the following conditions precedent being satisfied on the date on which it pays the Novation Consideration (the “Lloyds Funding Date”):

(i)            Representations and Warranties.  The representations and warranties of Agilent and World Trade contained in Operative Documents and in any certificate or other document delivered pursuant to any Operative Document shall be true and correct as of the Lloyds Funding Date (except to the extent such representations and warranties are as of another date, in which case as of such date) with the same force and effect as though made on and as of such date.

(ii)           Covenants.  The covenants and agreements of Agilent and World Trade contained herein to be performed or complied with on or prior to the Lloyds Funding Date shall have been duly performed or complied with.

(iii)          No Material Adverse Effect.  During the period from the date hereof to (and including) the Lloyds Funding Date, there shall not have occurred any Material Adverse Effect.

(iv)          No Material Affiliate Event.  There shall not have occurred and be continuing any Incipient Material Affiliate Event or Material Affiliate Event.

(v)           Opinions of Counsel.  On or before the Lloyds Funding Date, Lloyds shall have received each of the following opinions, in each case covering customary matters for closing opinions of such type: (i) from Shearman & Sterling, special New York counsel to Merrill Lynch and the Trust, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds, (ii) from in-house counsel to Merrill Lynch, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds, (iii) from Delaware counsel to the Trust, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds, (iv) from Jones Day, special New York counsel to Cayco, Agilent and World Trade, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds, (v) from Walkers, special Cayman Island counsel to Cayco, Agilent and World Trade, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds and (vi) from in-house counsel to Agilent, opinions addressed to Lloyds and dated the Lloyds Funding Date, in form and substance reasonably satisfactory to Lloyds.

(vi)          Reliance Letters.  On or before the Lloyds Funding Date, Lloyds shall have received reliance letters from Singapore, Luxembourg and Dutch counsel to Agilent or its affiliates entitling Lloyds to rely on opinions rendered in connection with the reorganization of Agilent’s non-U.S. subsidiaries.

(vii)         No Litigation.  No Action shall be pending or threatened by or before any Governmental Authority; no Law shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Governmental Authority” means any government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial body.

“Law” means any publicly promulgated applicable statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

(viii)        Operative Documents.  Lloyds shall have received the Operative Documents, the Certificate of Designations, the Investment Management Agreement, the Repo Novation Agreement and that certain TECS Purchaser Agreement to be entered into between Lloyds and  Merrill Lynch (the “Purchaser Agreement”), in each case duly executed and delivered by the parties thereto (in the agreed form attached in the case of those documents listed in Exhibit A hereto), and all documents or instruments required to be delivered pursuant to the Operative Documents, the Certificate of Designations, the Purchaser Agreement, the Investment Management Agreement and the Repo Novation Agreement (in the agreed form attached in the case of those documents listed in Exhibit A hereto).

(ix)           Conditions Precedent.  All conditions precedent set forth in the Purchaser Agreement, the Operative Documents and the Repo Novation Agreement shall have been satisfied and not waived unless consented to by Lloyds and the closings of all Operative Documents are effective simultaneously.

(x)            Notice to Investment Manager.  World Trade shall have delivered irrevocable instructions, in form and substance reasonably acceptable to Lloyds, to Blackrock Inc. directing Blackrock Inc. to provide to Lloyds all reports and internet access referred to in Section 6 of the Investment Management Agreement and Blackrock Inc. shall have acknowledged such instructions in a manner acceptable to Lloyds.

(xi)           Notice to Custodian.  World Trade shall have delivered irrevocable instructions, in form and substance reasonably acceptable to Lloyds, to The Bank of New York Trust Company (Cayman) Limited (“BoNY”), as custodian, under the Amended and Restated Global Custody Agreement (CP Investments) dated as of January 27, 2006, between Cayco and BoNY (as amended, the “IM Custody Agreement”) directing BoNY to provide to Lloyds all reports referred to in Section 2 of Article III of the IM Custody Agreement and BoNY shall have acknowledged such instructions in a manner acceptable to Lloyds.

(xii)          Custody Agreement Amendment.  The IM Custody Agreement shall have been amended pursuant to an amendment in the form attached hereto.

(xiii)         Resolutions. Lloyds shall have received from World Trade copies of appropriate resolutions of each of Agilent, World Trade and Cayco authorizing the transactions contemplated hereby to be performed by Agilent, World Trade or Cayco, as the case may be.

(xiv)        Directors Confirmation.  Lloyds shall have received written confirmation from the directors of Cayco appointed by the holders of the Class A Preferred Shares (“Class A Directors”) in the form of Annex X hereto.

(xv)         Rating Letter.   If a new letter is issued by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., with respect to the rating of the Repo Rights and Obligations, such letter will be addressed to Lloyds.  If there is such a new letter, the rating assigned therein shall be “AAA”.  If there is no such new letter, the parties hereto agree provisions requiring notices to be provided to any applicable rating agency and all conditions that the consent or rating confirmation of any applicable rating agency be obtained shall be removed from the Repo Agreement, the Agilent Agreement and the Certificate of Designations.

(xvi)        Closing Certificates.  Lloyds shall have received certificates from Agilent, World Trade, Cayco and the Trust in form and substance reasonably satisfactory to it, dated as of the Lloyds Funding Date, customary for transactions of this nature.

(xvii)       Other Documents.  Lloyds shall have received such other documents and opinions of counsel customary for closings of transactions of this nature as Lloyds may reasonably request.

7.             Termination.  This Agreement shall automatically and immediately terminate and be of no further force or effect (except as to Section 4 hereof and unpaid amounts owing pursuant to Section 5 hereof) upon the occurrence of the Final Date.

8.             Assignments.  (a)  None of the rights and obligations of the parties under this Agreement shall be assigned by (x) Agilent or World Trade without the prior written consent of Lloyds or (y) Lloyds without the prior written consent of World Trade or Agilent (except that Lloyds may, at any time that all amounts then due and payable under Section 5 of this Agreement shall not have been paid in full (an “Agilent Related Amount Default” and the aggregate amount of such unpaid amounts the “Unpaid Related Amount”), without the consent of Agilent or World Trade transfer or assign to Merrill Lynch or an affiliate of Merrill Lynch (the “ML Assignee”), in one assignment transaction, all or any part of its right to receive payments pursuant to Section 5 of this Agreement in an aggregate amount not to exceed the Unpaid Related Amounts not previously assigned by Lloyds to an ML Assignee and all or any  portion of the rights and remedies available to Lloyds, whether under this Agreement or applicable law, to enforce such rights and the representations and warranties made to Lloyds under this Agreement insofar as they relate to such rights (collectively, the “ML Assignable Rights”)), in the case of clause (y) such prior written consent not to be unreasonably withheld; provided however, that the transfer of any rights and obligations under this Agreement to any affiliate of Lloyds does not require the prior consent of Agilent or World Trade; provided, further, that if any assignment, syndication or other transfer results in World Trade or Agilent being obligated to withhold amounts in respect of U.S. withholding tax from any payment to any transferee of Lloyds (after taking into account any tax forms or certifications provided to World Trade or Agilent by such transferee), then neither World Trade nor Agilent shall have any obligation to gross-up or otherwise compensate such transferee in respect of such U.S. withholding tax.   Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)           In the event that Lloyds shall have arranged for the Assignment to one or more transferees of all or a portion of the Buyer’s Repo Rights and Obligations, Lloyds, Agilent and World Trade shall enter into one or more new agreements substantially identical to this Agreement (except as otherwise agreed by the parties) but with respect to the Repo Rights and Obligations assigned to each such transferee, except that, with respect to each such new agreement, all references therein to the Buyer shall denote the applicable transferee rather than the Buyer hereunder.

(c)           Any transfer of the Related Agreement Rights and Obligations in violation of this Section 8 shall be null and void.

(d)           Following the receipt by Agilent or World Trade of notice of an assignment or transfer by Lloyds of the ML Assignable Rights to an ML Assignee during the continuance of an Agilent Related Amount Default, Agilent and World Trade agree that they shall (i) recognize the rights of such ML Assignee in writing in a form reasonably acceptable to such ML Assignee and (ii) if at the time of receipt of such notice of assignment an Agilent Related Amount Default shall be continuing for any reason other than the assertion in good faith by Agilent or World Trade of a right of set-off, counterclaim, deduction, recoupment or defense arising from a breach by Lloyds of this Agreement, the Repo Novation Agreement or the Repo Agreement, not assert against the ML Assignee any right of set-off, counterclaim, deduction, recoupment, or defense arising or alleged to have arisen by reason of any past, present or future claims of Agilent or World Trade against Lloyds or any of Lloyds’s affiliates.

9.             No Inconsistent Agreements.  Neither World Trade nor Agilent has entered into, and neither World Trade nor Agilent will after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to Lloyds in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to Lloyds do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of World Trade’s and Agilent’s other issued and outstanding securities under any such agreements.

10.           Representations.  Each of the parties represents and warrants that (a) its execution and delivery of this Agreement have been duly authorized by all requisite action by such party and do not and will not (i) violate its relevant organizational documents or (ii) violate or conflict with any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, and (b) this Agreement has been duly executed by it and is enforceable against it.

11.           Notices and Other Communication; Reports from Replacement Investment Manager.  (a) Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, (i) if to Agilent or World Trade, at the address of Agilent at 5301 Stevens Creek Blvd, Santa Clara, CA  95051, Facsimile No.: 408-345-8958, Attention: Chief Financial Officer, Treasurer and General Counsel, with a copy to Ronald S. Gross, Esq., at Jones Day, 222 East 41st Street New York, New York 10017, Facsimile No.: (212) 755-7306 and (ii) if to Lloyds, at its address at 10 Gresham Street, London EC2V7AE, Facsimile No.: 011-44-207-58-3233, Attention:  Head of Middle Office, Structured Transaction Group.

(b)           If a replacement Investment Manager is appointed and for so long as any Class A Preferred Shares remain outstanding, World Trade shall deliver an irrevocable instruction, in form and substance reasonably acceptable to Lloyds, to the replacement Investment Manager directing it to provide to Lloyds the reports and internet access referred to in Section 6 of the Investment Management Agreement, and World Trade shall require such replacement Investment Manager to acknowledge such instructions in a manner acceptable to Lloyds.

12.           Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

13.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all oral communications and prior writings with respect hereto.

14.           Modification.  This Agreement shall not be amended or modified, except by an instrument in writing signed by each of the parties hereto.

15.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.           Consent to Jurisdiction; Waiver of Venue Objection; Service of Process.  EACH OF AGILENT, WORLD TRADE AND LLOYDS HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, AND EACH OF AGILENT, WORLD TRADE AND LLOYDS HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST IT OR AGAINST ITS PROPERTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR STATE COURT.  EACH OF AGILENT, WORLD TRADE AND LLOYDS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY SUCH JURISDICTION.  EACH OF AGILENT, WORLD TRADE AND LLOYDS HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION WITHIN THE UNITED STATES MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR IT SET FORTH HEREIN OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS.  EACH OF AGILENT, WORLD TRADE AND LLOYDS MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT ITS TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

17.           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

Signatures follow on next page

IN WITNESS WHEREOF, the undersigned have executed this Agreement on behalf of the parties as of the date first above written.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Hilliard C. Terry, III
Name: Hilliard C. Terry, III
Title: Vice President, Treasurer

AGILENT TECHNOLOGIES WORLD TRADE, INC.

By:	/s/ Hilliard C. Terry, III
Name: Hilliard C. Terry, III
Title: Assistant Treasurer

LLOYDS TSB BANK PLC

By:	/s/ He Shen
Name: He Shen
Title: Managing Director, Structured Transaction Group

[Related Agreement]

Annex X

[Confirmation Letter]

LLOYDS TSB BANK PLC
Ten Gresham Street
London EC2U 7AE
England	Dated as of [•]

Re:  Agilent Technologies (Cayco) Limited (the “Company”)

Ladies and Gentlemen:

The undersigned Directors of the Company hereby confirm to you as follows:

1.             All of the Company’s Class A Preferred Shares issued pursuant to its Third Amended and Restated Certificate of Designations are registered in the Company’s share register as being owned by Lloyds TSB Bank plc (“Lloyds”).

2.             The confirmation of the appointment of such Directors as Class A Directors by Lloyds and the resulting potential conflict of interest have been duly recorded in the Company’s minute book.

Very truly yours,

[signed by each Class A Director]

Exhibit A

List of Agreed Forms

(1)	Memorandum & Articles of Association of Agilent Technologies (Cayco) Limited dated [•].

(2)	Third Amended and Restated Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares of Agilent Technologies (Cayco) Limited dated [•].

(3)	Agilent Agreement dated as of [•] by Agilent Technologies, Inc. (“Agilent”), Agilent Technologies World Trade, Inc. (“World Trade”), in favor of the Designated Person.

(4)	Second Amended and Restated Permitted Investment - Investment Management Agreement dated as of [•] between Blackrock, Inc. and Cayco.

(5)	Second Amended and Restated Free Cash Investment Management Agreement dated as of [•] between Blackrock, Inc. and Cayco.

(6)	Novation Agreement dated as of [•] among STEERS Repo Pass-Thru Trust, 2008-1, Lloyds TSB Bank plc (“Lloyds”), and World Trade.

(7)	Master Repurchase Agreement dated as of [•] between World Trade and Lloyds.

(8)	Annex I Supplemental Terms and Conditions to the Master Repurchase Agreement.

(9)	Confirmation dated as of [•] between World Trade and Lloyds.

(10)	Third Amended and Restated Guaranty dated as of [•]

(11)	Amendment No. 1 dated as of [•] to the Amended and Restated Global Custody Agreement (CP Investments), dated as of January 27, 2006.